FINANCIAL SNAPSHOT Q1 HIGHLIGHTS FINANCIAL OVERVIEW AS OF MARCH 31, 2022 LTM REVENUE $2.54B 9.5% LTM LTM EBITDA* $164.5M 14% LTM *See reconciliation of non-GAAP measures in our recently filed press release and investor presentation. LTM NET INC. $85.8M 24.7% LTM LTM EPS $5.00 per diluted share 23.2% LTM Our strong first quarter performance positions us well for what we expect to be a successful year in 2022. Our backlog at the end of the first quarter was a record $2.41 billion, reflecting our solid customer relationships and ability to be competitive in the markets we serve. “ ”Rick Swartz President and CEO BUSINESS SEGMENTS First quarter revenues of $636.6 million $44.1 (7.4%) Q1 YoY First quarter net income of $20.7 million, or $1.21 per diluted share $0.04 (3.4%) Q1 YoY Record Backlog remains strong at $2.41 billion 34.5% QoQ TRANSMISSION & DISTRIBUTION $364.9M $1.35B First Quarter 2022 Revenues Q1 LTM 2022 Revenues COMMERCIAL & INDUSTRIAL $271.8M $1.19B First Quarter 2022 Revenues Q1 LTM 2022 Revenues

COMPANY PROFILE

MYR GROUP CONSISTS OF THE FOLLOWING SUBSIDIARIES:

- CSI Electrical Contractors, Inc.
- E.S. Boulos Company
- Great Southwestern Construction, Inc.
- Harlan Electric Company
- High Country Line Construction, Inc.
- Huen Electric, Inc.
- The L.E. Myers Co.
- MYR Energy Services, Inc.
- Powerline Plus Ltd.
- Sturgeon Electric Company, Inc.
- Sturgeon Electric California, LLC
- Western Pacific Enterprises Ltd.



LOCATIONS THROUGHOUT THE **U.S.** AND **CANADA**

1891 ROOTS

130+ years of building & maintaining critical electrical infrastructure

DIVERSE BOARD

3 of 9 are diverse in Board of Directors, as of 3/31/2022 (Chairman & CEO are separate positions)

STRONG SAFETY PERFORMANCE

2021 TCIR – 1.24
2021 LTIR – 0.09

7,900+

Employees throughout U.S. & Canada

$317.5M

Available at 3/31/2022 under our $375M Credit Facility

WWW.MYRGROUP.COM | 12150 E 112TH AVENUE, HENDERSON, CO 80640 | 303.286.8000 | NASDAQ: MYRG